                                                                 EXHIBIT 10.24


-------------------------------------------------------------------------------
                            ALLIANZ FINANCIAL CENTRE
-------------------------------------------------------------------------------



                             OFFICE LEASE AGREEMENT


                                    Between


                            BEVERLY HILLS CENTER LLC
                                  as Landlord


                                      and


                               STAR VENDING, INC.
                                   as Tenant



                                     Dated

                                January 29, 1997

                               TABLE OF CONTENTS

                                                                                                                         Page
1.       DEFINITIONS AND BASIC PROVISIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.       GRANTING CLAUSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.       EARLY OCCUPANCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
4.       RENTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
5.       USE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
6.       SERVICES TO BE PROVIDED BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
7.       REPAIR AND MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
8.       FIRE AND OTHER CASUALTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
9.       COMPLIANCE WITH LAWS AND USAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
10.      LIABILITY AND INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
11.      ADDITIONS AND FIXTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
12.      ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
13.      SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
14.      OPERATING EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
15.      EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
16.      ACCESS BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
17.      LANDLORD'S LIEN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
18.      DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
19.      NONWAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
20.      HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
21.      COMMON AREA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
22.      RULES AND REGULATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
23.      TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
24.      INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
25.      PARKING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

26.      PERSONAL LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
27.      NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
28.      LANDLORD'S MORTGAGEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
29.      BROKERAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
30.      PREPAID RENTAL AND SECURITY DEPOSIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
31.      SPRINKLERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
32.      ROOFTOP RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
33.      INTERCONNECTION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
36.      REMOVAL OF ABOVE-CEILING ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
37.      DELIVERY OF LEASED PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
38.      RENEWAL OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
39.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
40.      ENTIRE AGREEMENT AND BINDING EFFECT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

EXHIBIT A        LEASED PREMISES
EXHIBIT B        LAND
EXHIBIT C        RULES AND REGULATIONS
EXHIBIT D        EMERGENCY GENERATOR AND HVAC LOCATIONS
EXHIBIT E        NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT F        APPROVED CONTRACTORS

                             OFFICE LEASE AGREEMENT

         1.      DEFINITIONS AND BASIC PROVISIONS.

                 A.       Date of Lease:           January 29, 1996.

                 B.       "Landlord":              Beverly Hills Center LLC

                 C.       Address of Landlord:

                                                   2323 Bryan Street, Suite 2020
                                                   Lock Box 120
                                                   Dallas, Texas  75201

                 D.       "Tenant":                Star Vending, Inc.

                 E.       Address of Tenant:       223 E. De La Guerra Street
                                                   Santa Barbara, CA  93101

                 F. "Building": The structure commonly known as the Allianz Financial Centre and which is located on the 0.8437 acre tract of land (the "Land") described by metes and bounds on Exhibit B attached hereto and made a part hereof for all purposes.

                 G. "Leased Premises": Approximately 6,167 square feet of rentable area on the third (3rd) floor of the Building, as outlined and hatched on the floor plan attached hereto as Exhibit A and made a part hereof for all purposes. Tenant acknowledges that Tenant has had the opportunity to measure the Leased Premises and that there has been applied to the usable square footage of the Leased Premises a common area factor to arrive at the rentable square footage of the Leased Premises. Therefore, Landlord and Tenant hereby stipulate that notwithstanding anything herein to the contrary, the Leased Premises shall be deemed to consist of 6,167 rentable square feet, and that no shortage or overage in the rentable square feet of the Leased Premises purported by either party shall be the basis for changing the number of rentable square feet herein stipulated.

                 H. "Project": The Building, the parking facilities, parking garage, the Skybridge and other structures, improvements, landscaping, fixtures, appurtenances and other common areas now or hereafter, constructed or erected on the Land.

                 I. "Rentable area in the Building" shall be 464,542 square feet of rentable area, unless modified as provided herein.

                 J. "Commencement Date": Sixty (60) days after Landlord delivers the Leased Premises to Tenant. The estimated Commencement Date is April 1, 1997. Upon request of either party hereto, Landlord and Tenant agree to execute and deliver a written declaration in recordable form expressing the Commencement Date hereof.

                 K. "Term": Commencing on the Commencement Date and ending ten (10) years after the Commencement Date, plus any partial calendar month following the Commencement Date, unless sooner terminated as provided herein.

                 L.       "Base Rental": $123,340.00 per year for the first ten
(10) years of the Term of this Lease, payable in equal monthly installments of $10,278.33 each; each such monthly installment shall be due and payable on the first day of each calendar month, monthly in advance without demand and without setoff or deduction whatsoever. Tenant's rental obligations with respect to the first eight (8) diameter inches of conduits or equivalent cable runs (the "Initial Conduits") shall be abated during the Term and any extensions thereof. In the event at Tenant's request Landlord permits Tenant to install additional conduits on equivalent cable runs in excess of Initial Conduits, Tenant shall pay a riser fee ("Riser Fee") with respect to such additional installations in an amount equal to the then prevailing market riser fee rate; provided, however, that during the first ten (10) years of the Term, the Riser Fee shall be $250.00 per month per one inch diameter of conduit or equivalent cable run. The foregoing shall apply to all conduits and equivalent cable runs installed by or on behalf of Tenant, including, without limitation, conduits and equivalent cable runs related to Paragraph 33, the Emergency Power Installation and the HVAC Installation (as defined in Paragraphs 34 and 35, respectively) which exceed the Initial Conduits.

                 M. "Prepaid Rental": $10,278.33, to be applied to the first accruing monthly installments of rental.

                 N.       "Security Deposit":  $10,278.33.

                 O. "Permitted Use": The Leased Premises shall be used only for office purposes and for a telecommunications facility.

                 P. "Common Area": That part of the Project designated by Landlord from time to time for the common use of all tenants, including among other facilities, the Skybridge, sidewalks, service corridors, curbs, truckways, loading areas, private streets and alleys, lighting facilities, mechanical and electrical rooms, janitors' closets, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping and other common rooms and common facilities.

                 Q. "Prime Rate": The rate announced as such from time to time by Chase Manhattan Bank, N.A., or its successors, at its principal office.

                 R.       "Broker":        Cushman & Wakefield of Texas
                                           The MTA Company

                 S. "Parking": Three (3) parking spaces for three (3) vehicles or the placement of equipment, subject, however, to the payment of prevailing market rental established from time to time for similar parking spaces and further subject to the other terms, covenants and conditions specified in Paragraph 25 hereof. Notwithstanding the foregoing or anything in Paragraph 25 to the contrary, during the first ten (10) years of the Term, Tenant's rental obligations with respect to such three (3) parking spaces shall be $120.00 (plus applicable taxes) per month per parking space utilized for a vehicle and $250.00 (plus applicable taxes) per month per parking space utilized for equipment.

                 T. "Base Operating Expenses Rate": The Actual Operating Expenses Rate for the 1997 calendar year.

                 U. "Skybridge": The aerial walkway connecting the Building with the Plaza of the Americas, together with any alterations, improvements and/or replacements thereof.

                 Each of the foregoing definitions and basic provisions shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing definitions and basic provisions shall be construed to incorporate each term set forth above under such definition or provision.

         2. GRANTING CLAUSE. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Tenant, and Tenant does hereby lease from Landlord, the Leased Premises specified in Paragraph 1.G. hereof to have and to hold for the Term of this Lease, as specified in Paragraph 1.K. hereof.

         3. EARLY OCCUPANCY. Any occupancy of the Leased Premises by Tenant prior to the Commencement Date shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of rental and other charges.

                 If this Lease is executed before the Leased Premises becomes vacant, or if any present tenant or occupant of the Leased Premises holds over and Landlord cannot acquire possession thereof prior to the Commencement Date, then Landlord shall not be deemed in default hereunder, and Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same and, in such event, the date of such tender by Landlord shall be deemed to be the Commencement Date, and Landlord hereby waives the payment of rental and other charges covering any period prior to the date of such tender. If Landlord does not deliver possession of the Leased Premises to Tenant on or before May 1, 1997, Tenant shall have the option, as Tenant's sole and exclusive right and remedy, to terminate this Lease by delivering written notice to Landlord of such termination prior to Landlord's delivery of possession. In the event of such termination, Landlord and Tenant shall be automatically discharged of any obligations hereunder.

         4. RENTAL. As rental for the lease and use of the Leased Premises, Tenant will pay Landlord or Landlord's assigns, at the address of Landlord specified in Paragraph 1.C. hereof, without demand and without deduction, abatement or setoff (except as otherwise expressly provided for herein in Paragraph 8 hereof and Paragraph 15 hereof), the Base Rental in the manner specified in Paragraph 1.L. hereof, in lawful money of the United States. However, Tenant reserves the right to make payment under protest if any of the charges are in dispute. If the Term of this Lease does not commence on the first day of a calendar month, Tenant shall pay to Landlord in advance a pro rata part of such sum as rental for such first partial month. Tenant shall not pay any installment of rental more than one (1) month in advance. All past due installments of rental or other payment specified herein shall bear interest at the lower per annum rate of (i) four percent (4%) in excess of Prime Rate (as defined in Paragraph 1.Q. hereof), or (ii) the highest lawful rate, from the date due until paid.

                 If Tenant fails to timely pay three (3) consecutive installments of Base Rental, or other payment specified herein, or any combination thereof, Landlord may require Tenant to pay (in addition to any interest) Base Rental and other payments specified herein (as estimated by Landlord, if necessary) quarterly in advance, and, in such event, all future payments shall be made on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's personal or corporate check shall no longer constitute payment thereof. Any acceptance of Tenant's personal or corporate check thereafter by Landlord shall not be construed as a waiver of the requirement that such payments be made in cash or by cashier's check or money order. Any amount so estimated by Landlord and paid by Tenant shall be adjusted promptly after actual figures become available and paid or credited to Landlord or Tenant, as the case may be.

         5. USE. Tenant shall use the Leased Premises solely for the Permitted Use specified in Paragraph 1.0 hereof and for no other business or purpose without the prior written consent of Landlord.

         6.      SERVICES TO BE PROVIDED BY LANDLORD.

                 A. Subject to the rules and regulations hereinafter referred to, Landlord shall furnish Tenant, at Landlord's expense, while Tenant is occupying the Leased Premises, the following services during the Term of this Lease:

                 (1) Air conditioning and heating in season, during Building Hours at such temperatures and in such amounts as are reasonably considered by Landlord to be standard, but such service at times other than Building Hours to be furnished only upon the request of Tenant, who shall bear the cost thereof. As used herein, the term "Building Hours" shall mean 7:00 a.m. to 6:00 p.m. Monday through Friday and Saturday 8:00 a.m. to 1:00 p.m., except legal holidays. Tenant acknowledges that such service and temperature may be subject to change by local, county, state or federal regulation. Whenever machines or equipment that generate abnormal heat are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplemental air conditioning in the Leased Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord as additional rental upon demand.

                 (2) Water at those points of supply provided for general use.

                 (3) Janitor service in and about the Building, and the Leased Premises, as may in the judgment of Landlord be reasonably required; however, Tenant shall pay the additional costs attributable to the cleaning of improvements within the Leased Premises other than building standard improvements.

                 (4) Elevators for ingress to and egress from the Building as may in the judgment of Landlord be reasonably required. Landlord may reasonably limit the number of elevators in operation after usual and customary business hours and on Saturday afternoons, Sundays and legal holidays.

                 (5) Replacement of fluorescent lamps in the building standard ceiling mounted fixtures installed by Landlord and incandescent bulb replacement in all public areas.

                 B. Landlord shall provide or cause to be provided to the Leased Premises all electrical current required by Tenant in the normal use and occupancy of the Leased Premises. Without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, Tenant shall not install any equipment which would result in Tenant's connected load exceeding 3.0 watts per square foot of rentable area within the Leased Premises or which would generate sufficient heat to affect the temperature otherwise maintained in the Leased Premises by the normal operation of the Building air conditioning equipment serving the Leased Premises. The obligation of Landlord to provide or cause to be provided electrical service shall be subject to the rules and regulations of the supplier of such electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of the electric service is changed or is no longer available or no longer suitable for Tenant's requirements. At any time when Landlord is furnishing electric current to the Leased Premises pursuant to this Paragraph 6.B., Landlord may, at its option, upon not less than sixty (60) days prior written notice to Tenant, discontinue the furnishing of such electric current. If Landlord gives such notice of discontinuance, Landlord shall make all reasonably necessary arrangements with the public utilities supplying the electric current to the Project with respect to connecting electric current to the Leased Premises, but Tenant shall contract directly with such public utility with respect to supplying such service. Landlord shall have the right to measure electrical usage in the Leased Premises (1) by installing a submeter, (2) by periodic determinations by Landlord's engineers or other competent consultants selected by Landlord, or
(3) by any combination of such methods. The cost of purchase and installation of a submeter in the Leased Premises shall be borne by Tenant.

                 C. Tenant shall be obligated to pay to Landlord, as additional rental, (1) Tenant's proportionate share of all electrical service to the Common Area (collectively, "Common Area Electrical Service") and (2) the cost of electrical service to the Leased Premises. Tenant's proportionate share of the cost of Common Area Electrical Service shall be equal to the cost of such service times a fraction in which the numerator is the rentable area of the Leased Premises and the denominator is the rentable area of the Building. In the event the electrical service to the Leased Premises is submetered or otherwise measured in accordance with the provisions of Paragraph 6.B., Tenant shall pay to Landlord the cost of such electrical service based upon rates determined by Landlord from time to time (which shall not exceed the amount Tenant would have been charged for such service by the local utility company furnishing such service). In the event electrical service to the Leased Premises is not measured by a submeter or periodic determination by Landlord's engineers or other competent consultants selected by Landlord (or a combination of such methods), then, Tenant shall pay to Landlord Tenant's proportionate share of the cost of all electrical service to tenants in the Building which does not exceed Building standard consumption as established from time to time by Landlord. Such proportionate share shall be based upon the statements therefor received by Landlord from the electrical utility company providing such service, adjusted as Landlord reasonably determines appropriate to eliminate over-standard consumption, and shall be determined by multiplying the cost of such service times a fraction (the "Leased Premises Electrical Expense Percentage") the numerator of which is the rentable area of the Leased Premises and the denominator of which is the rentable area of the Building. In the event that other tenants of the Building pay directly either to Landlord or third parties for electricity supplied to their respective premises (e.g. separately metered electricity), then Landlord may, at its sole option, adjust the Leased Premises Electrical Expenses Percentage by excluding from the denominator thereof the rentable area of all tenants making such payments. The cost of electrical service shall include without limitation all fuel adjustment charges, demand charges and taxes. If, during any period of time, the Building is not fully leased, then, for purposes of this Paragraph 6.C., the area of the Building shall be deemed to mean and include that portion of the Building which is occupied (calculated on the basis of rentable area).

                 D. Prior to the Commencement Date, Landlord shall deliver to Tenant a statement which sets forth the Estimated Monthly Charge (as hereinafter defined) due and payable by Tenant under the terms of Paragraph 6.C. hereof for electrical service each month during the Term. Tenant shall pay to Landlord on the first day of each calendar month during the Term, commencing with the Commencement Date, as additional rental, the Estimated Monthly Charge. In the event the Commencement Date occurs on a day other than the first day of a calendar month, the Estimated Monthly Charge payable in respect of the month in which the Commencement Date falls shall be prorated and the Estimated Monthly Charge, as so prorated, shall be due and payable on or before the Commencement Date. Thereafter, as the actual amounts owed by Tenant for Tenant's proportionate share of Common Area Electrical Service and electrical service to the Leased Premises are determined, Landlord shall deliver to Tenant a statement setting forth the electrical service utilized during the period in question and the actual amount owed by Tenant under the terms of Paragraph 6.C. hereof in respect of such electrical service. If the Estimated Monthly Charge previously paid by Tenant is less than the amount owed by Tenant based upon Landlord's actual utility bills (for the period covered in such bills), Tenant shall pay to Landlord the amount of the deficiency for such period within ten (10) days after receipt of Landlord's statement. In the event the Estimated Monthly Charge exceeds Tenant's proportionate share of such costs, the excess payment shall be credited against subsequent amounts next due from Tenant for electrical service. From time to time Landlord shall review the Estimated Monthly Charge and make such adjustments as may appear to be appropriate in the reasonable discretion of Landlord. Landlord shall have the right to revise the Estimated Monthly Charge at any time and from time to time in the exercise of Landlord's reasonable judgment upon at least ten (10) days prior written notice to Tenant. All payments due under this paragraph 6.D. after the expiration of such ten (10) day period shall be increased or decreased as may be required to make such payments consistent with such revised Estimated Monthly Charge. As used in this Paragraph 6.D., the term "Estimated Monthly Charge" shall mean Landlord's estimate of the amount due and payable by Tenant each month during the Term with respect to Tenant's proportionate share of Common Area Electrical Service and electrical service to be provided to the Leased Premises.

                 E. If Tenant's connected load for electrical design exceeds 3.0 watts per square foot, Tenant shall pay as a surcharge a proportionate part of all electrical service costs which are attributable to the aggregate over-standard electrical consumption by all tenants in the Building. Such proportion shall be equal to the product of the aggregate cost of all over-standard electrical consumption in the Building (as determined by Landlord) times a fraction in which the numerator is Tenant's electrical design load in excess of 3.0 watts per square foot and the denominator is the aggregate of the total electrical design load of all tenants in the Building in excess of 3.0 watts per square foot. Tenant's proportionate share of such sums shall be due within ten (10) days after the date of receipt of a statement therefor from Landlord setting forth the amount of the charges involved and calculating Tenant's proportionate share thereof.

                 F. No interruption or malfunction of any of such services shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or the Building or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rental) or grant Tenant any right of setoff or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence to restore such service or cause same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption was not caused in whole or in part by Tenant's fault. Notwithstanding the foregoing, in the event that an interruption of any of those services to be provided by Landlord under this Paragraph 6 shall render the Leased Premises untenantable, such interruption was not caused by any act or omission of Tenant or Tenant's employees, agents or contractors and such interruption shall continue for a period in excess of ten (10) consecutive days, then Tenant's Base Rental obligations under the Lease shall abate for such period which exceeds ten (10) consecutive days; provided, however, that such rental abatement shall be on a pro rata basis to reflect only that portion of the Leased Premises affected by the interruption of services. The abatement of rent provided for in this paragraph shall not be applicable in the case of any interruption or malfunction resulting from a reduction or elimination of electrical service to the Building from the electrical utility company or governmental agency providing such electrical service or change in quality of such service, nor shall such abatement be applicable in the event of any interruption or malfunction of services due to regulations of any government or governmental authority or any utility company providing electrical service provided such interruption or malfunction is not due to the failure of Landlord to make payment for such service or the failure to comply or perform its contractual obligations or Landlord's failure to comply with existing applicable rules or regulations.

                 G. Should Tenant desire any additional services beyond those described in this Paragraph 6 hereof or rendition of any of such services outside the normal times of Landlord for providing such service, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord such charges as may be agreed on between Landlord and Tenant, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided.

         7.      REPAIR AND MAINTENANCE.

                 A. Landlord shall, at Landlord's own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building corridors, lobby, structural members of the Building and equipment used to provide the services referred to in Paragraph 6 hereof, unless any such damage is caused in whole or in part by acts or omission of

Tenant, or Tenant's agents, employees or invitees, in which event Tenant shall bear the cost of such repairs. Tenant shall promptly give Landlord notice of any damage in the Leased Premises requiring repair by Landlord, as aforesaid.

                 B. Tenant shall not in any manner deface or injure the Leased Premises or the Building but shall maintain the Leased Premises, including, without limitation, all fixtures installed by Tenant and all plate glass, walls, carpeting and other floor covering placed or found therein, in a clean, attractive, first-class condition and in good repair, except as to damage required to be repaired by Landlord, as provided in Paragraph 7.A. hereof. Upon the expiration of the Term of this Lease, Tenant shall surrender and deliver up the Leased Premises with all improvements located thereon (except as provided in Paragraph 11.B. hereof) to Landlord broom-clean and in the same condition in which they existed at the commencement of the Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant, failing which Landlord may restore the Leased Premises to such condition, and Tenant shall pay the reasonable cost thereof.

                 C. This Paragraph 7 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Paragraph 8 hereof shall apply), or damage resulting from an eminent domain taking (as to which Paragraph 15 hereof shall apply).

         8.      FIRE AND OTHER CASUALTY.

                 A. If at any time during the Term of this Lease, the Leased Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty, then Landlord shall have the election to terminate this Lease or to repair and reconstruct the Leased Premises and the Building to substantially the same condition in which they existed immediately prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been installed by Tenant or other tenants within the Building. In the event that the Leased Premises are damaged or destroyed by fire or other casualty, or a portion of the Building is damaged or destroyed by fire or other casualty so as to materially impair the use and occupancy by Tenant of the Leased Premises, then Landlord shall be obligated to provide written notice (the "Restoration Notice") to Tenant within sixty (60) days of such event of casualty stating a good faith estimate, certified by an independent architect of the period of time (the "Stated Restoration Period") which shall be required for the repair and restoration of the Leased Premises and/or the Building. Tenant shall have the right, at its election, to terminate the Lease if either (i) the Stated Restoration Period shall be in excess of one hundred eighty (180) days following the event of casualty and Tenant terminates this Lease with written notice thereof to Landlord within ten
(10) days following delivery of the Restoration Notice, or (ii) Landlord shall fail to substantially complete the repair and restoration of the Leased Premises or the Building within the Stated Restoration Period and Tenant delivers written notice of such termination to Landlord within ten (10) days following the expiration of the restoration deadline.

                 B. In any of the aforesaid circumstances, rental shall abate proportionately during the period and to the extent that the Leased Premises are unfit for use by Tenant in the ordinary conduct of Tenant's business. If this Lease continues, such repairs shall be made within a reasonable time thereafter, subject to delays arising from shortages of labor or material, acts of God, war or other conditions beyond Landlord's reasonable control. In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant the prepaid rental (unaccrued as of the date of damage or destruction) less any sum then owing Landlord by Tenant. If this Lease continues, then the Term of this Lease shall be extended by a period of time equal to the period of such repair and reconstruction. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Leased Premises shall be for the sole benefit of the party carrying such insurance under its control, and it is understood that Landlord shall in no event be obligated to carry insurance on Tenant's contents.

         9. COMPLIANCE WITH LAWS AND USAGE. Tenant, at Tenant's own expense, (a) shall comply with all federal, state, municipal, fire underwriting and other laws, ordinances, orders, rules and regulations applicable to Tenant's particular use of the Leased Premises and the business conducted therein by Tenant, (b) shall not engage in any activity which would cause Landlord's fire and extended coverage insurance to be cancelled or the rate therefor to be increased (or, at Landlord's option, Tenant shall pay any such increase to Landlord immediately upon demand as additional rental in the event of such rate increase by reason of such activity), (c) shall not commit, and shall cause Tenant's agents, employees and invitees not to commit, any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, damage Landlord's goodwill or reputation, or tend to injure or depreciate the Building, (d) shall not commit or permit waste in the Leased Premises or the Building, (e) shall comply with reasonable rules and regulations from time to time promulgated by Landlord applicable to the Leased Premises and/or the Building applied to all tenants of the Building on a uniform basis, (f) shall not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord's prior written approval, and (g) shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose other than the Permitted Use specified in Paragraph 1.0. hereof. If a controversy arises concerning Tenant's compliance with any federal, state, municipal or other laws, ordinances, orders, rules or regulations applicable to the Leased Premises and the business conducted therein by Tenant, Landlord may retain consultants of recognized standing to investigate Tenant's compliance. If it is determined that Tenant has not complied as required, Tenant shall reimburse Landlord on demand for all reasonable consulting and other reasonable costs incurred by Landlord in such investigation. Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990 and the Texas Elimination of Architectural Barriers Act, each as amended from time to time, and all regulations and guidelines issued by authorized agencies with respect thereto (collectively, the "ADA" and the "EAB", respectively), responsibility for compliance with the terms and conditions of Title III of the ADA and the EAB may be allocated as between Landlord and Tenant. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA and the EAB shall be allocated as follows: (i) Tenant shall be responsible for compliance with the provisions of Title III of the ADA and with the provisions of the EAB with respect to the Leased Premises, including restrooms within the Leased Premises, and (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA and with the provisions of the EAB with respect to the exterior of the Building, parking areas, sidewalks and walkways, and any and all areas appurtenant thereto, together with all common areas of the Building not included within the Leased Premises. The allocation of responsibility for ADA and EAB compliance between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this paragraph.

         10.     LIABILITY AND INDEMNITY.

                 A. Tenant agrees to indemnify and save Landlord harmless from all claims (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, invitees or contractors, or arising from any injury to any person or damage to the property of any person occurring during the Term of this Lease in or about the Leased Premises, except to the extent attributable to Landlord's negligence or willful misconduct. Tenant agrees to use and occupy the Leased Premises and other facilities of the Building at Tenant's own risk and hereby releases Landlord, Landlord's agents or employees, from all claims for any damage or injury to the full extent permitted by law.

                 B. Tenant waives any and all rights of recovery, claim, action, or cause of action, against Landlord, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of Landlord, its agents, officers or employees, and Tenant covenants that no insurer shall hold any right of subrogation against Landlord and all such insurance policies shall be amended or endorsed to reflect such waiver of subrogation.

                 C. Tenant, to the extent permitted by law, waives all claims Tenant may have against Landlord, and against Landlord's agents and employees for injury to person or damage to or loss of property sustained by Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any part of the Building or any equipment or appurtenances becoming out of repair or resulting from any accident in or about the Building or resulting directly or indirectly from any act or neglect of any tenant or occupant of any part of the Building or of any other person unless such damage is a result of the negligence of Landlord, or Landlord's agents or employees. If any damage results from any act or neglect of Tenant, Landlord may, at Landlord's option, repair such damage, and Tenant shall thereupon pay to Landlord the total cost of such repair to the extent not reimbursed by Landlord's insurance. All personal property belonging to Tenant or any occupant of the Leased Premises that is in or on any part of the Building shall be there at the risk of Tenant or of such other person only, and Landlord, Landlord's agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof unless such damage, theft or misappropriation is a result of the gross negligence of Landlord or Landlord's agents or employees. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability (including reasonable attorneys' fees) for injuries to all persons and for damage to or loss of property occurring in or about the Building, due to any act or negligence or default under this Lease by Tenant, Tenant's contractors, agents or employees.

         11.     ADDITIONS AND FIXTURES.

                 A. Tenant will make no alteration, change, improvement, repair, replacement or physical addition in or to the Leased Premises without the prior written consent of Landlord. Notwithstanding anything in the Lease to the contrary, Landlord shall not unreasonably withhold or delay its consent in the event Tenant requests Landlord's permission to make non-structural alterations, additions or improvements to the Leased Premises which do not affect the electrical mechanical, or heating, ventilating and air conditioning systems of the Leased Premises on the Building. Notwithstanding anything in Paragraph 11.B. of the Lease to the contrary, in the event Landlord approves such request, Landlord shall advise Tenant, contemporaneously with delivery of Landlord's consent, whether Landlord will require Tenant to remove such additions or alterations prior to the termination of the Lease. If such prior written consent of Landlord is granted, the work in such connection shall be at Tenant's expense but by workmen of Landlord or by workmen and contractors reasonably approved in advance in writing by Landlord and in a manner and upon terms and conditions and at times satisfactory to and approved in advance in writing by Landlord. In any instance where Landlord grants such consent, Landlord may grant such consent contingent and conditioned upon Tenant's contractors, laborers, materialmen and others furnishing labor or materials for Tenant's job working in harmony and not interfering with any labor utilized by Landlord, Landlord's contractors or mechanics or by any other tenant or such other tenants contractors or mechanics; and if at any time such entry by one
(1) or more persons furnishing labor or materials for Tenant's work shall cause disharmony or interference for any reason whatsoever without regard to fault, the consent granted by Landlord to Tenant may be withdrawn at any time upon written notice to Tenant.

                 B. Tenant, if Tenant so elects, may remove Tenant's trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided (i) such removal is made prior to the expiration of the Term of this Lease, (ii) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal, and (iii) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alteration or addition to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord shall be in good condition, normal wear and tear excepted, and shall remain upon and be surrendered with the Leased Premises as part thereof at the expiration of the Term of this Lease, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, prior to the termination of this Lease, remove in a good and workmanlike manner any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Leased Premises and will repair any damage occasioned by such removal.

         12.     ASSIGNMENT AND SUBLETTING.

                 A. Except as provided in subparagraph E, neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises without the prior express written permission of Landlord, and any attempt to do any of the foregoing without the prior express written permission of Landlord shall be void and of no effect. Except with respect to a Permitted Assignee (as defined in subparagraph E below), in the event Tenant requests Landlord's prior express permission as to any such assignment or a sublease of substantially all of the Leased Premises, Landlord shall have the right and option, as of the requested effective date of such assignment or sublease (but no obligation), to cancel and terminate this Lease as to the portion of the Leased Premises with respect to which Landlord has been requested to permit such assignment or sublease, and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Leased Premises, then the rental and other charges payable hereunder shall thereafter be proportionately reduced. In the event of any such attempted assignment or attempted sublease, or should Tenant, in any other nature of transaction, permit or attempt to permit anyone to occupy the Leased Premises (or any portion thereof) without the prior express written permission of Landlord, Landlord shall thereupon have the right and option to cancel and terminate this Lease effective upon ten (10) days' notice to Tenant given by Landlord at any time thereafter either as to the entire Leased Premises or as to only the portion thereof which Tenant shall have attempted to assign or sublease or otherwise permitted some other party's occupancy without Landlord's prior express written permission, and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Leased Premises, then the rental and other charges payable hereunder shall thereafter be proportionately reduced. This prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

                 B. Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

                 (1) In the event of an assignment, contemporaneously with the granting of Landlord's aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such assignee shall be jointly and severally liable therefor along with Tenant; Tenant shall further cause such assignee to grant Landlord an express first and prior contract lien and security interest in the manner hereinafter stated as applicable to Tenant;

                 (2) A signed counterpart of all instruments relative thereto (executed by all parties to such transactions with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord's prior express written permission thereto (it being understood that no such instrument shall be effective without the prior express written permission of Landlord);

                 (3) Tenant shall subordinate to Landlord's statutory lien and Landlord's aforesaid contract lien and security interest any liens or other rights which Tenant may claim with respect to any fixtures, equipment, goods, wares, merchandise or other property owned by or leased to the proposed assignee or sublessee or other party intending to occupy the Leased Premises;

                 (4) No usage of the Leased Premises different from the usage herein provided to be made by Tenant shall be permitted, and all other terms and provisions of this Lease shall continue to apply after any such transaction;

                 (5) In any case where Landlord consents to an assignment, sublease, grant of a concession or license or mortgage, pledge or hypothecation of the leasehold, the undersigned Tenant will nevertheless remain directly and primarily liable for the performance of all of the covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay all rental and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant and/or any assignee, sublessee, concessionaire, licensee or other transferee without demand upon or proceeding in any way against any other person; and

                 (6) If the rental due and payable by a sublessee under any such permitted sublease (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided rental payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case might be.

                 C. If Tenant is a corporation, then any transfer of this Lease from Tenant by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this Lease shall constitute an assignment for the purpose of this Lease; provided, however, that acquisition of all stock of a corporate tenant by any corporation, the stock of which is registered pursuant to the Securities Act of 1933 or the merger of a corporate tenant into such a corporation, the stock of which is so registered, shall not itself be deemed to be a violation of Paragraph 12.A. For purposes of this Paragraph 12.C., the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved.

                 If Tenant is a general partnership having one (1) or more corporations as partners or if Tenant is a limited partnership having one (1) or more corporations as general partners, the provisions of the preceding paragraph of this Paragraph 12.C. shall apply to each of such corporations as if such corporation alone had been the Tenant hereunder.

                 If Tenant is a general partnership (whether or not having any corporations as partners) or if Tenant is a limited partnership (whether or not having any corporations as general partners), the transfer of the partnership interest or interests constituting a majority shall constitute an assignment for the purposes of this Lease.

                 D. Consent by Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned, or if the Leased Premises are subleased (whether in whole or in part), or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of any concession or license within the Leased Premises without the prior express written permission of Landlord, or if the Leased Premises are occupied in whole or in part by anyone other than Tenant without the prior express written permission of Landlord, then Landlord may nevertheless collect rental and other charges from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionaire or licensee or other occupant and apply the net amount collected to the rental and other charges payable hereunder, but no such transaction or collection of rental and other charges or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of Tenant's covenants, duties and obligations hereunder.

                 E. Notwithstanding any provision in this Lease to the contrary, the undersigned Tenant may, without Landlord's prior written consent, assign its rights hereunder or sublease the Leased Premises to any parent, subsidiary or entity under the common control of the owner of the controlling interest of the undersigned Tenant's voting common stock, to a bona fide purchaser of substantially all of the undersigned Tenant's assets or all of the corporate stock of the undersigned Tenant, or to an entity with which the undersigned Tenant enters into a bona fide merger or consolidation or in connection with Tenant's reincorporation in the State of Delaware (collectively, a "Permitted Assignee"); provided, however, that (i) the undersigned Tenant shall remain liable for the performance of all covenants, duties and obligations under the Lease, irrespective of any such assignment or sublease, (ii) the use of the Leased Premises by the Permitted Assignee may not violate any other agreements affecting the Leased Premises, the Building, Landlord or other tenants, and (iii) use of the Leased Premises by the Permitted Assignee shall conform with the uses permitted by this Lease. Tenant shall notify Landlord, in writing, of any such assignment or sublease within thirty (30) days of its occurrence and shall provide Landlord with all such reasonable information as Landlord may request regarding the identity and status of such assignee or sublessee.

                 F. Landlord acknowledges that the business to be conducted by the undersigned Tenant in the Leased Premises requires the installation of certain communications equipment owned by customers and co-locators of the undersigned Tenant ("Permitted Licensees") in (but not outside of) the Leased Premises, in order for the Permitted Licensees to interconnect with Tenant's facilities. To expedite the Permitted Licensees' access to the Leased Premises, Landlord expressly agrees that Tenant may license the use of portions of the Leased Premises to, or enter into other co-location agreements (collectively, "Permitted Agreements") with, the Permitted Licensees without Landlord's further consent. Landlord expressly waives its right to prior review of such Permitted Agreements; provided, however, that Tenant shall promptly provide Landlord with copies of all such Permitted Agreements and shall accede to Landlord's reasonable requests, if any, as to floor plans and space layout. In addition, Landlord expressly waives any right it may have to terminate this Lease or any portion hereof as set forth in Paragraph 12.A. above with respect to such Permitted Agreements. Paragraph 12.B.(6), 12.C. and 12.D. above shall not apply with respect to Tenant's Permitted Agreements with Permitted Licensees. Notwithstanding anything herein to the contrary, Tenant's Permitted Agreements with the Permitted Licensees may not affect the Building's riser facilities or the Common Area of the Building.

         13. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter placed upon the Leased Premises or upon the Building or any part thereof, and to any renewals, modifications, extensions and refinancings thereof, which might now or hereafter constitute a lien upon the Building or any part thereof, and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Leased Premises, but Tenant agrees that any such ground lessor, mortgagee and/or beneficiary of any deed of trust or other lien ("Landlord's

Mortgagee") and/or Landlord shall have the right at any time to subordinate such ground lease, mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such Landlord's Mortgagee may deem appropriate in its discretion. Upon demand Tenant agrees to execute such further commercially reasonable instruments subordinating this Lease, as Landlord may reasonably request, and such nondisturbance and attornment agreements, as any such Landlord's Mortgagee shall request, in form reasonably satisfactory to Landlord's Mortgagee. In the event that Tenant shall fail to execute any such instrument within ten (10) days after requested, Tenant hereby irrevocably constitutes Landlord as Tenant's attorney-in-fact to execute such instrument Tenant's name, place and stead, it being stipulated by Landlord and Tenant that such agency is coupled with an interest in Landlord and is, accordingly, irrevocable. Upon foreclosure of the Building or upon acceptance of a deed in lieu of such foreclosure, Tenant hereby agrees to attorn to the new owner of such property after such foreclosure or acceptance of a deed in lieu of foreclosure, if so requested by such new owner of the Building. Landlord shall use reasonable efforts to obtain from Landlord's current Mortgagee a non-disturbance and attornment agreement in the form attached hereto as Exhibit E and made a part hereof for all purposes. In addition, notwithstanding any contrary provision contained herein, the subordination of this Lease to any mortgage, deed of trust or other lien hereafter placed upon the Leased Premises or the Building or any part thereof and Tenant's agreement to attorn to the holder of such mortgage, deed of trust or other lien as provided in this Paragraph 13 shall be conditioned upon such holder's entering into a non-disturbance and attornment agreement providing Tenant with substantially the same protection as to Tenant's use and enjoyment of Tenant's leasehold estate, use, possession, tenancy and other rights hereunder as is afforded Tenant under the form instrument attached hereto as Exhibit E.

         14.     OPERATING EXPENSES.

                 A. For purposes of this Paragraph 14, the following definitions and calculations shall apply:

                 (1) The term "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance, repair, replacement, protection and security of the Project, determined on an accrual basis in accordance with generally accepted accounting principles, including, without limitation, the following:

                          (i) Salaries and wages of all employees engaged in the operation, maintenance and security of the Project, including taxes, insurance and benefits (including pension, retirement and fringe benefits) relating thereto;

                          (ii) Cost of all supplies and materials used in the operation, maintenance and security of the Project;

                          (iii) Cost of all water and sewage service supplied to the Project;

                          (iv)    Cost of all maintenance and service
                 agreements for the Project and the equipment therein, including, without limitation, alarm service, parking facilities, security (both on-site and off-site), janitorial service, landscaping, fire protection, sprinklers, window cleaning and elevator maintenance;

                          (v) Cost of all insurance relating to the Project, including the cost of casualty, rental and liability insurance applicable to the Project and Landlord's personal property used in connection therewith;

                          (vi) All taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and whether levied by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined; provided, however, Operating Expenses shall not include taxes paid by tenants of the Project as a separate charge on the value of their leasehold improvements, death taxes, excess profits taxes, franchise taxes and state and federal income taxes;

                          (vii) Cost of repairs and general maintenance, including, without limitation, reasonable depreciation charges applicable to all equipment used in repairing and maintaining the Project, but specifically excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or by other third parties;

                          (viii) Cost of capital improvement items, including installation thereof, which are acquired primarily for the purpose of reducing Operating Expenses; and

                          (ix) Reasonable management fees paid by Landlord to third parties or to management companies owned by, or management divisions of, Landlord, not to exceed the then prevailing market rate for the management of high quality class A office buildings comparable to the Project.

                 To the extent that any Operating Expenses are attributable to the Project and other projects of Landlord, a fair and reasonable allocation of such Operating Expenses shall be made between the Project and such other projects.

                 (2) The term "Operating Expenses" shall exclude the cost of electrical energy supplied to the Project and to tenants of the Building.

                 (3) The term "Base Operating Expenses Rate" is stipulated to be the rate specified in Paragraph 1.T. hereof per square foot of rentable area in the Leased Premises.

                 (4) The term "Actual Operating Expenses" shall mean, with respect to each calendar year during the Term of this Lease, the actual Operating Expenses for such year. The term "Actual Operating Expenses Rate" shall mean, with respect to each calendar year during the Term of this Lease, the Actual Operating Expenses attributable to each square foot of rentable area in the Building, and shall be calculated by dividing the Actual Operating Expenses by the total number of square feet of rentable area in the Building, as specified in Paragraph 1.I. hereof. The term "Tenant's Proportionate Share of Actual Operating Expenses" shall mean, with respect to each calendar year during the Term of this Lease, an amount equal to the product of (i) the positive difference (if any) obtained by subtracting the Base Operating Expenses Rate from the Actual Operating Expenses Rate, multiplied by (ii) the weighted average number of square feet of rentable area in the Leased Premises in such year; provided, however, if the Actual Operating Expenses Rate is determined on the basis of a partial calendar year, then in making the foregoing calculation, the Base Operating Expenses Rate shall be multiplied by a fraction, the numerator of which is the number of days in such partial calendar year and the denominator of which is 365, and the foregoing weighted average shall be calculated only on the basis of the portion of such calendar year covered by the Term of this Lease.

                          For example, if the Actual Operating Expenses Rate for a calendar year is $3.20 and the Base Operating Expenses Rate is $3.00, and the Leased Premises contains 19,000 square feet of rentable area during the entire calendar year, Tenant's Proportionate Share of Actual Operating Expenses is $3,800.00, calculated as follows: ($3.20
         - $3.00) x 19,000 = $3,800.00.

                 B. If the Actual Operating Expenses Rate during any calendar year is greater than the Base Operating Expenses Rate, Tenant shall be obligated to pay to Landlord as additional rental an amount equal to Tenant's Proportionate Share of Actual Operating Expenses. To implement the foregoing, Landlord shall provide to Tenant within ninety (90) days (or as soon thereafter as reasonably possible) after the end of the calendar year in which the Commencement Date occurs, a statement of the Actual Operating Expenses for such calendar year, the Actual Operating Expenses Rate for such calendar year, and Tenant's Proportionate Share of Actual Operating Expenses. If the Actual Operating Expenses Rate for such calendar year exceeds the Base Operating Expenses Rate, Tenant shall pay to Landlord, within thirty (30) days after Tenant's receipt of such statement, an amount equal to Tenant's Proportionate Share of Actual Operating Expenses for such calendar year.

                 C. Beginning with January 1, 1998 (or as soon thereafter as reasonably possible), Landlord shall provide to Tenant a statement of the projected annual Operating Expenses per square foot of rentable area in the Project (the "Projected Operating Expenses Rate"). Tenant shall pay to Landlord on the first day of each month an amount (the "Projected Operating Expenses Installment") equal to one-twelfth (1/12) of the product of (i) the positive difference (if any) obtained by subtracting the Base Operating Expenses Rate from the Projected Operating Expenses Rate for such calendar year, multiplied by (ii) the number of square feet of rentable area in the Leased Premises on the first day of the prior month. Until Tenant has received the statement of the Projected Operating Expenses Rate from Landlord, Tenant shall continue to pay Projected Operating Expenses Installments to Landlord in the same amount (if any) as required for the last month of the prior calendar year. Upon Tenant's receipt of such statement of the Projected Operating Expenses Rate, Tenant shall pay to Landlord, or Landlord shall pay to Tenant (whichever is appropriate), the difference between the amount paid by Tenant prior to receiving such statement and the amount payable by Tenant as set forth in such statement. Landlord shall provide Tenant a statement within ninety
(90) days (or as soon thereafter as reasonably possible) after the end of each calendar year, showing the Actual Operating Expenses Rate as compared to the Projected Operating Expenses Rate for such calendar year. If Tenant's Proportionate Share of Actual Operating Expenses for such calendar year exceeds the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Tenant shall pay to Landlord, within thirty (30) days following Tenant's receipt of such statement, the amount of such excess. If Tenant's Proportionate Share of Actual Operating Expenses for such calendar year is less than the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Landlord shall pay to Tenant, within thirty (30) days following Tenant's receipt of such statement, the amount of such excess. Landlord shall have the right from time to time during each calendar year to revise the Projected Operating Expenses Rate and provide Tenant with a revised statement thereof, and thereafter Tenant shall pay Projected Operating Expenses Installments on the basis of the revised statement. If the Commencement Date of this Lease is not the first day of a calendar year, or the expiration or termination date of this Lease is not the last day of a calendar year, then Tenant's Proportionate Share of Actual Operating Expenses shall be prorated. The foregoing adjustment provisions shall survive the expiration or termination of the Term of this Lease.

                 D. Notwithstanding any other provision herein to the contrary, it is agreed that if the Project is not fully occupied during any calendar year an adjustment shall be made in computing the Actual Operating Expenses for such year so that the Actual Operating Expenses are computed as though the Project had been fully occupied during such year.

                 E. Landlord agrees to keep books and records reflecting the Operating Expenses of the Project in accordance with generally accepted accounting principles. Tenant, at its expense, shall have the right, within six (6) months after receiving Landlord's statement of Actual Operating Expenses for a particular year, to audit Landlord's books and records relating to the Operating Expenses for such year if the Actual Operating Expenses Rate exceeds the Base Operating Expenses Rate. If conducted by Tenant, such audit shall be conducted only during regular business hours at Landlord's office and only after Tenant gives Landlord fourteen (14) days written notice. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen
(15) days of its receipt by Tenant. No such audit shall be conducted if any other tenant not affiliated with Landlord has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of such audit. No audit shall be conducted at any time that Tenant is in default of any of terms of the lease. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Leased Premises. Such audit must be conducted by an independent nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis. All information obtained through the Tenant's audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the Landlord and/or the Project as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the audit shall be held in strict confidence by the Tenant and its officers, agents, and employees; and Tenant shall cause its auditor and any of its officers, agents, and employees to be similarly bound. As a condition precedent to Tenant's exercise of its right to audit, Tenant must deliver to Landlord a signed covenant from the auditor in a form reasonably satisfactory to Landlord acknowledging that all of the results of such audit as well as any compromise, settlement, or adjustment reached between Landlord and Tenant shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law. Tenant understands and agrees that this provision is of material importance to Landlord and that any violation of the terms of this provision shall result in immediate and irreparable harm to Landlord. Landlord shall have all rights allowed by law or equity if Tenant, its officers, agents, or employees and/or the auditor violate the terms of this provision, including, without limitation, the right to terminate this Lease or the right to terminate Tenant's right to audit in the future pursuant to this paragraph. Tenant shall indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and attorneys' fees suffered by or claimed against Landlord, based in whole or in part upon the breach of this paragraph by Tenant and/or its auditor, and shall cause its auditor to be similarly bound. If within such six (6) month period Tenant does not give Landlord written notice stating in reasonable detail any objection to the statement of Actual Operating Expenses, Tenant shall be deemed to have approved such statement in all respects.

                 F. Notwithstanding any provision of the Lease to the contrary, for the purpose of calculating Tenant's Proportionate Share of Actual Operating Expenses each year during the first ten (10) years of the Term of the Lease, the items of Actual Operating Expenses which are reasonably subject to the control of Landlord ("Controllable Expenses") shall be deemed not to increase more than ten percent (10%) per calendar year (determined on a cumulative compounding basis throughout the Term of the Lease) for each calendar year from and after January 1, 1998; provided, however, that no item of Actual Operating Expenses other than Controllable Expenses shall be subject to the foregoing limitation. Controllable Expenses shall not include, without limitation, (i) insurance, (ii) taxes, assessments and governmental charges, as specified in Paragraph 14.A.(1)(vi) above, and (iii) utilities.

         15. EMINENT DOMAIN. If there shall be taken by exercise of the power of eminent domain during the Term of this Lease any part of the Leased Premises or the Building, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue this Lease, the rental shall be reduced in proportion to the area of the Leased Premises so taken, and Landlord shall repair any damage to the Leased Premises or the Building resulting from such taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord without prejudice, however, to claims of Tenant against the condemning authority on account of the unamortized cost of leasehold improvements paid for by Tenant taken by the condemning authority. If this Lease should be terminated under any provision of this Paragraph 15, rental shall be payable up to the date that possession is taken by the condemning authority, and Landlord will refund to Tenant any prepaid unaccrued rental less any sum then owing by Tenant to Landlord.

         16. ACCESS BY LANDLORD. Landlord, Landlord's agents and employees shall have access to and the right to enter upon any and all parts of the Leased Premises at any reasonable time after reasonable prior notice, oral or written (except in cases of emergency, defined to be any situation in which Landlord perceives imminent danger of injury to person and/or damage to or loss of property, in which case Landlord may enter upon any and all parts of the Leased Premises at any time) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Leased Premises to prospective purchasers or mortgage lenders (prospective or current) and for any other purpose deemed reasonable by Landlord, and to show the Leased Premises to prospective tenants during the last nine (9) months of the Term of the Lease, and Tenant shall not be entitled to any abatement or reduction of rental by reason thereof. Tenant may elect to have a representative present at such entries, but the failure of Tenant's representative to be present at the time set forth in Landlord's notice shall not prevent Landlord from exercising its rights hereunder.

         17. LANDLORD'S LIEN. In addition to the statutory landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated in the Leased Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rental as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an Event of Default as set forth in Paragraph 18 hereof by Tenant, Landlord may, to the extent permitted by law and in addition to any other remedies provided herein, enter upon the Leased Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in the Leased Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or Landlord's assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least ten (10) days before the time of sale. Any sale made pursuant to the provisions of this Paragraph 17 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Leased Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the Building is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees) shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph 17. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall pay any deficiencies forthwith. Upon request of Landlord, Tenant agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest.

         18.     DEFAULTS.

                 A. Each of the following acts or omissions of Tenant or occurrences shall constitute an "Event of Default":

                 (1) Failure or refusal by Tenant to pay rental or other payments hereunder upon the expiration of a period of ten (10) days following written notice to Tenant of such failure; provided, however, that Landlord shall not be required to send such written notice to Tenant more than twice in any one calendar year and after such two
         (2) written notices, Landlord shall have no obligation to give Tenant written notice of any subsequent default during the remainder of such calendar year and Tenant's failure or refusal to timely pay rental or other payments hereunder when due during the remainder of such calendar year shall constitute an Event of Default.

                 (2) Failure to perform or observe any covenant or condition of this Lease by Tenant to be performed or observed upon the expiration of a period of ten (10) days following written notice to Tenant of such failure; provided, however, that in the event Tenant's failure to perform a covenant or condition of this Lease cannot reasonably be cured within ten (10) days following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within the ten (10) day period and thereafter diligently prosecutes the curing thereof, but in no event shall Tenant's cure period exceed thirty (30) days following written notice to Tenant.

                 (3) Abandonment or vacating of the Leased Premises or any significant portion thereof.

                 (4) The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors, or composition, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant.

                 (5) Tenant shall default under that certain agreement by and between Landlord and Tenant with respect to rooftop rights referenced in Paragraph 32 of this Lease upon the expiration of any cure period set forth therein.

                 B. This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord's option, in addition to all other rights and remedies given hereunder or by law or equity, do any one (1) or more of the following:

                 (1) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord.

                 (2) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease.

                 (3) Alter locks and other security devices at the Leased Premises.

                 C. Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Building. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

                 D. In the event that Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified in Paragraph 1.C. hereof, the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rental reserved hereunder for the remaining portion of the Term of this Lease (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease) less the then present value of the fair rental value of the Leased Premises for such period, the undersigned parties hereby stipulating that such fair rental value shall in no event be deemed to exceed sixty percent (60%) of the then present value of the rental reserved for such period.

                 In the event that Landlord elects to terminate the Lease by reason of an Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Paragraph 18.D., Landlord may instead hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate the Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 18.F. hereof). Actions to collect amounts due by Tenant provided for in this paragraph of this Paragraph 18.D. may be brought from time to time by Landlord during the aforesaid period, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.

                 E. In the event that Landlord elects to repossess the Leased Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified in Paragraph 1.C. hereof, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 18.F. hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this

Paragraph 18.E. may be brought from time to time, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of the Term of this Lease.

                 F. In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord, at the address specified in Paragraph 1.C. hereof, in addition to any sum provided to be paid above: (i) broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises, (ii) the cost of removing and storing Tenant's or other occupant's property, (iii) the cost of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants and (iv) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees. Past due rental and other past due payments shall bear interest from maturity at the lesser per annum rate of (i) four percent (4%) in excess of Prime Rate (as defined in Paragraph 1.Q. hereof), or (ii) the highest lawful rate, until paid.

                 G. In the event of termination or repossession of the Leased Premises for an Event of Default, Landlord shall not have any obligation to relet or attempt to relet the Leased Premises, or any portion thereof, or to collect rental after reletting; but Landlord shall have the option to relet or attempt to relet; and in the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period to any tenant and for any use and purpose.

                 H. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord; without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

                 I. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord's possession of the Building and not thereafter.

                 The term "Landlord" shall mean only the owner, for the time being, of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term of this Lease upon each new owner for the duration of such owner's ownership.

         19. NONWAIVER. Neither acceptance of rental or other payments by Landlord nor failure by Landlord to complain of any action, nonaction or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant's keys to the Leased Premises shall not constitute an acceptance of surrender of the Leased Premises.

         20. HOLDING OVER. If Tenant should remain in possession of the Leased Premises after the expiration of the Term of this Lease, without the execution by Landlord and Tenant of a new lease or an extension of this Lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of one hundred fifty percent (150%) of the per day rental provided for the last month of the Term of this Lease, computed on the basis of a thirty (30) day month. The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over. If any property not belonging to Landlord remains at the Leased Premises after the expiration of the Term of this Lease, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant, Tenant agrees to indemnify and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses in connection with or incident to any removal, exercise or dominion over and/or disposition of such property by Landlord.

         21. COMMON AREA. The Common Area, as defined in Paragraph 1.P. hereof, shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord in Landlord's discretion shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, to construct additional stories on the Building and to place, construct or erect new structures or other improvements on any part of the Land without the consent of Tenant. Such changes shall not materially interfere with Tenant's use of the Leased Premises. Tenant, and Tenant's employees and invitees shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

         22. RULES AND REGULATIONS. Tenant, and Tenant's agents, employees and invitees shall comply fully with all requirements of the rules and regulations of the Building which are attached hereto as Exhibit C and made a part hereof. Landlord shall at all times have the right to change such rules and regulations or to amend or supplement them in such manner as may be deemed advisable for the safety, care and cleanliness of the Leased Premises and the Building and for preservation of good order therein, all of which rules and regulations, changes and amendments shall be forwarded to Tenant and shall be carried out and observed by Tenant from and after ten (10) days following delivery of notice thereof to Tenant. Such rules and regulations may not require Tenant to pay additional rental and shall not be applied retroactively.

Tenant shall further be responsible for the compliance with such rules and regulations by the employees, agents and invitees of Tenant.

         23. TAXES. Tenant shall be liable for the timely payment of all taxes levied or assessed against personal property, furniture or fixtures or equipment placed by Tenant in the Leased Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures or equipment placed by Tenant in the Leased Premises, and Landlord elects to pay the taxes based on such increase Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

         24. INSURANCE. Tenant shall, at Tenant's expense, procure and maintain throughout the Term of this Lease a policy or policies of comprehensive public liability insurance, contractual liability insurance and property damage insurance, issued by insurers of recognized responsibility, authorized to do business in the State in which the Building is located, insuring Tenant and Landlord against any and all liability for injury to or death of a person or persons, occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises, the limits of such policy or policies to be in an amount of not less than $2,000,000 combined single limit with respect to any one (1) occurrence, and shall furnish evidence satisfactory to Landlord of the maintenance of such insurance. Tenant shall obtain a written obligation on the part of each insurer to notify Landlord at least fifteen (15) days prior to modification or cancellation of such insurance. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least fifteen (15) days prior to the Commencement Date and at least fifteen (15) days prior to the expiration dates of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord's interest. The cost for such policies shall be paid by Tenant to Landlord as additional rental upon demand plus an administrative charge as determined by Landlord.

         25. PARKING. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the number of parking spaces specified in Paragraph 1.S. hereof in the parking facility from time to time associated with the Building at the prevailing market rental established by Landlord from time to time for similar parking spaces in such parking facility. Tenant shall pay to Landlord the prevailing market rental from time to time established by Landlord for such number of parking spaces as additional rental monthly together with and in addition to Base Rental, whether or not such number of parking spaces are in use. Tenant may not increase or decrease such number of parking spaces without the prior written consent of Landlord. Tenant agrees to comply with such reasonable rules and regulations as may be promulgated from time to time for the use of such parking facility, including, without limitation, rules and regulations requiring the parking of vehicles in designated spaces or areas to the exclusion of other spaces or areas. Such rules may not require Tenant to pay additional rental and shall not be applied retroactively. Parking spaces will be unassigned, provided that Landlord may at any time assign parking spaces. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, Tenant's employees and agents. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, vehicles, or contents therein, in or about such parking facility. During temporary periods of construction or repair, Landlord shall use Landlord's best efforts to provide suitable substitute parking facilities in reasonable proximity to the Building; provided, however, if for any reason Landlord fails or is unable to provide suitable substitute parking facilities in reasonable proximity to the Building, Landlord shall not be deemed to be in default hereunder, but Tenant's obligation to pay the prevailing market rental for any such parking spaces shall cease for so long as Tenant does not have the use of such parking spaces and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide such parking spaces.

         26. PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Building and in the Land, and neither Landlord, nor any party comprising Landlord, shall be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

         27. NOTICE. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand (including commercially recognized messenger and express mail service) or sent by United States Mail, registered or certified, return receipt requested, postage prepaid, if for Landlord, to the Building office and at the address specified in Paragraph 1.C. hereof, or if for Tenant, to the Leased Premises or, if prior to the Commencement Date, at the address specified in Paragraph 1.E. hereof, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given when delivered (if delivered by hand) or, whether actually received or not, when postmarked (if sent by mail). If the term "Tenant" as used in this Lease refers to more than one (1) person and/or entity, and notice given as aforesaid to any one of such persons and/or entities shall be deemed to have been duly given to Tenant.

         28. LANDLORD'S MORTGAGEE. If the Building and/or Leased Premises are at any time subject to a ground lease, mortgage, deed of trust or other lien, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee (provided Landlord or Landlord's Mortgagee shall have advised Tenant of the name and address of Landlord's Mortgagee) and each Landlord's Mortgagee shall have the right (but no obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord.

         29. BROKERAGE. Landlord and Tenant each represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Broker specified in Paragraph 1.R. hereof, and Landlord and Tenant each agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this Paragraph 29 shall survive the termination of this Lease.

         30. PREPAID RENTAL AND SECURITY DEPOSIT. Landlord hereby acknowledges receipt from Tenant of the sum stated in Paragraph 1.M. hereof to be applied to the first accruing monthly installments of rental. Landlord further acknowledges receipt from Tenant of a Security Deposit in the amount stated in Paragraph 1.N. hereof to be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. The Security Deposit shall be held by Landlord without liability to Tenant for interest, and Landlord may commingle such deposit with any other funds held by Landlord. If Tenant should be late in the making of any payment of rental or other sum due under this Lease, Tenant agrees that, upon request of Landlord, Tenant will increase forthwith the amount of the Security Deposit to a sum double the existing amount thereof. Upon the occurrence of any Event of Default, Landlord may, from time to time, without prejudice to any other remedy, use such fund to the extent necessary to make good any arrears of rental and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to the amount thereof immediately prior to such application. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this Lease; provided, however, Landlord shall have the right to retain and expend such remaining balance for cleaning and repairing the Leased Premises if Tenant shall fail to deliver up the same at the expiration or earlier termination of this Lease in the condition required by the provisions of this Lease. If Landlord transfers Landlord's interest in the Leased Premises during the Term of this Lease (including any renewal thereof), Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

         31. SPRINKLERS. If there now is or shall be installed in the Building a sprinkler system and such system, or any of its components shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents servants, employees, licensees or visitors, then Tenant shall forthwith restore the same to good working condition at Tenant's own expense; and if the Board of Fire Underwriters or any bureau, department or official of the state or local government require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures or other contents of the Leased Premises, or for any other reason, or if any such changes, modifications alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by the Board of Fire Underwriters, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. Subject to Landlord's approval of the plans and specifications therefor and the contractors who will perform such work, Tenant may install a FM 200 fire suppression system in the Leased Premises. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall remove such fire suppression system and return the sprinkler system in the Leased Premises to the condition in which it existed on the date Landlord delivered the Leased Premises to Tenant.

         32.     ROOFTOP RIGHTS.

                 Landlord and Tenant contemplate entering into a separate agreement to be negotiated with Tenant by Landlord or Landlord's roof consultant addressing Tenant's rights with respect to the Building's rooftop.

         33.     INTERCONNECTION RIGHTS.

                 A. Landlord acknowledges that the nature of Tenant's business may require it to interconnect with other telecommunications companies which may also be located in the Building. Landlord agrees that Tenant may, subject to the payment of a Riser Fee as set forth in Paragraph 1.L and Landlord's prior written approval, which approval, subject to the following provisions, shall not be unreasonably withheld, delayed or conditioned:

                          i. install, maintain and use cable, conduits, wires, cable ducts, telephone closets and ladder racks for the conduct of its business between the Leased Premises and other parts of the Building; and

                          ii. directly connect to, interface with, or otherwise attach to, the lines and facilities of the public utilities supplying electrical or telephone services to the Building, for additional electric energy and telephone connections to the Leased Premises.

                 B. In the event that Tenant desires to make any of the foregoing modifications or improvements, Tenant shall provide written notice to Landlord describing the type, size, location and manner of such desired modification or improvement. Landlord shall advise Tenant in writing within five (5) business days of Landlord's receipt of such notice of Landlord's approval or disapproval of such requested modification or improvement, or of the requirement that Tenant submit detailed drawings and specifications of such modification or improvement. If Landlord notifies Tenant of the requirement that Tenant submit detailed drawings and specifications, Tenant may then elect to withdraw its request or submit detailed drawings and specifications, at Tenant's sole cost and expense, regarding such modification or improvement. Tenant agrees that Landlord's disapproval of any of the foregoing modifications and improvements shall be reasonable if any such modifications or improvements have a material negative impact on any Building electrical, mechanical, plumbing or other system or the structual or aesthetic integrity of the Building or if space is not available for such installation after taking into consideration the needs of Landlord and of other tenants in the Building. Subject to Landlord's prior written approval, Tenant shall have access to and use of all common areas, lines, chase ways and ways of passage in the Building and the Leased Premises necessary to effectuate the rights set forth in this paragraph, provided said access and use does not interfere with the operation of the Building, the existing equipment of other tenants or Landlord's obligations to other tenants in the Building. Any installation carried out by Tenant pursuant to this paragraph shall be at Tenant's sole cost and expense, shall be performed in accordance with the other provisions of this Lease, and shall comply with all applicable federal, state and local laws and ordinances. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability (including all attorneys' fees) for injuries to all persons and for damage to or loss of all property arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, or contractors relating to the installation, maintenance, operation and removal of such improvements, installations and modifications.

                 C. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall remove any and all of the improvements described in this Paragraph 33 in a good and workmanlike manner, and Tenant will repair any damage occasioned by such removal. If Tenant fails to remove such improvements within thirty (30) days after the expiration or earlier termination of the Term of this Lease, Landlord shall have the right, but not the obligation, to elect either (i) to remove such improvements at Tenant's cost and expense, and Landlord shall have no liability for the return of, or damage to, such improvements, or (ii) to treat such improvements as abandoned by Tenant.

         34.     EMERGENCY POWER.

                 A. Tenant shall have the right, subject to Landlord's weight stress, load bearing and ventilation requirements and at Tenant's sole cost and expense, to install and maintain a 400 kilowatt emergency diesel generator and associated skid fuel tank at the location set forth on Exhibit D attached hereto and made a part hereof for all purposes. Tenant shall maintain, at Tenant's sole cost and expense, a fence around such emergency generator. Additionally, subject to Landlord's prior written approval of plans and specifications relating thereto, Tenant shall have the right to install such wire, conduits, cables and other materials as necessary to connect such emergency generator to the Leased Premises (the emergency generator and connecting material, being collectively referred to as the "Generator Installation"). Tenant shall be responsible for all costs and expenses arising from and relating to the Generator Installation. The Generator Installation shall be in compliance with all applicable federal, state and local laws and ordinances and Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability arising from Tenant's failure to satisfy such requirement. Landlord agrees that Tenant and representatives designated by Tenant and approved by Landlord shall have reasonable access to the Generator Installation in order to install, operate, maintain inspect and remove as required, the Generator Installation, except when reasonable safety and security requirements of Landlord preclude such access. Landlord shall not unreasonably interfere with or impair Tenant's use, operation, maintenance or repair of the Generator Installation. Subject to Landlord's obligation not to unreasonably interfere with or impair Tenant's use, operation, maintenance or repair of the Generator Installation, Landlord reserves the right to lease space in the Project to other tenants, as Landlord may desire, for any purpose, including the installation and operation of a separate emergency generator. Notwithstanding any contrary provision contained herein, Landlord shall have the right to relocate, at Landlord's sole, expense the Generator Installation to another location in the Project, as Landlord shall elect; provided, however, that no such relocation may result in any additional cost or expense to Tenant or have any detrimental effect on Tenant's use and operation of the Generator Installation.

                 B. Subject to the availability of a location in the Project acceptable to Landlord and Tenant and subject to Landlord's approval of the plans and specifications therefor and the contractors who will perform such work, Tenant may, at Tenant's sole cost and expense install a generator plug (the "Plug Installation") for the purpose of connecting the Leased Premises to a portable generator.

                 C. Subject to Landlord's approval of the location thereof, the plans and specifications therefor and the contractors who will perform such work, Tenant may, at Tenant's sole cost and expense, install an electrical grounding system (the "Electrical Grounding Installation") utilizing grounding rods, which system shall connect to the Building's main telecommunications electrical grounding system.

                 D. The Generator Installation, the Plug Installation and the Electrical Grounding Installation are collectively referred to herein as the "Emergency Power Installation."

                 E. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability (including all attorneys' fees) for injuries to all persons and for damage to or loss of all property arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, or contractors relating to the installation, maintenance, operation or removal of the Emergency Power Installation.

                 F. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall remove the Emergency Power Installation and related improvements in a good and workmanlike manner, and Tenant will repair any damage occasioned by such removal. If Tenant fails to remove the Emergency Power Installation within thirty (30) days after the expiration or earlier termination of the Term of this Lease, Landlord shall have the right, but not the obligation, to elect either (i) to remove the Emergency Power Installation at Tenant's cost and expense, and Landlord shall have no liability for the return of, or damage to, the Emergency Power Installation, or (ii) to treat the Emergency Power Installation as abandoned by Tenant.

         35.     SUPPLEMENTAL HVAC.

                 A. Tenant shall have the right to install and maintain, at Tenant's sole cost and expense, at least forty (40) tons of supplemental air-conditioning equipment at the location set forth on Exhibit D attached hereto. Tenant shall maintain, at Tenant's sole cost and expense, a fence around such supplemental air conditioning equipment. Additionally, subject to Landlord's prior written approval of plans and specifications relating thereto, Tenant shall have the right to install such wire, conduits, cables and other materials as necessary to connect such supplemental air conditioning equipment to the Leased Premises (the supplemental air conditioning equipment and connecting material being collectively referred to as the "HVAC Installation"). Landlord agrees not to unreasonably withhold or delay its approval regarding matters involving the HVAC Installation on which Landlord's approval is required. Tenant shall be responsible for all costs and expenses arising from and relating to the HVAC Installation. The HVAC Installation shall be in compliance with all applicable federal, state and local laws and ordinances and Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability arising from Tenant's failure to satisfy such requirement.

                 B. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability (including all attorneys' fees) for injuries to all persons and for damage to or loss of all property arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, or contractors relating to the installation, maintenance, operation or removal of the Installation, except to the extent such injury, damage or loss of property is caused by Landlord's negligence or willful misconduct.

                 C. Landlord agrees that Tenant and representatives designated by Tenant and approved by Landlord shall have reasonable access to the HVAC Installation in order to install, operate, maintain, inspect and remove as required, the HVAC Installation, except when reasonable safety and security requirements of Landlord preclude such access. Landlord shall not unreasonably interfere with or impair Tenant's use, operation, maintenance or repair of the HVAC Installation.

                 D. Subject to Landlord's obligation not to unreasonably interfere with or impair Tenant's use, operation, maintenance or repair of the HVAC Installation, Landlord reserves the right to lease space in the Project to other tenants, as Landlord may desire, for any purpose, including the installation and operation of supplemental air conditioning equipment.

                 E. Notwithstanding any contrary provision contained herein, Landlord shall have the right to relocate, at Landlord's sole expense, the HVAC Installation to another location in the Project, as Landlord shall elect; provided, however, that no such relocation may result in any additional cost or expense to Tenant or have any detrimental effect on Tenant's use and operation of the HVAC Installation.

                 F. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall remove the HVAC Installation and related improvements in a good and workmanlike manner, and Tenant will repair any damage occasioned by such removal. If Tenant fails to remove the HVAC Installation within thirty (30) days after the expiration or earlier termination of the Term of this Lease, Landlord shall have the right, but not the obligation, to elect either (i) to remove the HVAC Installation at Tenant's cost and expense, and Landlord shall have no liability for the return of, or damage to, the HVAC Installation, or (ii) to treat the HVAC Installation as abandoned by Tenant.

         36. REMOVAL OF ABOVE-CEILING ALTERATIONS. At the termination of this Lease, Tenant shall, at Tenant's sole cost and expense, remove all above-ceiling alterations made by or on behalf of Tenant to the Leased Premises, including, without limitation, the initial alterations made to the Leased Premises, and repair all damage caused thereby. In addition, Tenant shall, at Tenant's sole cost and expense, replace all above-ceiling improvements removed by Tenant or on behalf of Tenant from the Leased Premises so that Tenant shall return the above-ceiling portion of the Leased Premises to Landlord in the same condition as it exists on the date of this Lease. Such work shall be done in a good and workmanlike manner and in accordance with the terms and conditions of Paragraph 11 of this Lease.

         37.     DELIVERY OF LEASED PREMISES.

                 A. Prior to the execution of this Lease, Tenant has inspected the Leased Premises and conducted such tests as Tenant, in Tenant's sole discretion, deems appropriate. Tenant hereby leases the Leased Premises on an "as is," "where is" basis without representation or warranty, express or implied. Landlord shall have no obligation to construct or install leasehold improvements in the Leased Premises.

                 B. Tenant shall construct or have constructed in a first class and workmanlike manner the tenant finish improvements (the "Tenant Finish Work") to be constructed and installed in the Leased Premises. The Tenant Finish Work shall be constructed in accordance with plans and specifications prepared or caused to be prepared by Tenant, at Tenant's sole cost and expense, and approved in advance, in writing, by Landlord, such approval not to be unreasonably withheld or delayed; provided, however, that Landlord shall be deemed to have reasonably withheld its consent if Landlord withholds its consent because any proposed tenant finish improvements negatively impacts any system of the Building including, without limitation, the Building's floor load bearing requirements or its mechanical, electrical, plumbing or HVAC systems. The Tenant Finish Work shall be constructed in accordance with all applicable building laws and ordinances and all covenants, conditions and restrictions affecting the Project. Tenant shall obtain Landlord's written approval of Tenant's bid package prior to delivering the bid package to prospective contractors, such approval not to be unreasonably withheld or delayed. Tenant shall not commence the construction of any portion of the Tenant Finish Work until Landlord has approved, in writing, the contractors who shall perform the Tenant Finish Work, including, without limitation, the mechanical, electrical, and plumbing contractors, such approval not to be unreasonably withheld or delayed. Attached as Exhibit F is a list of Landlord's approved general, electrical and mechanical contractors. Tenant shall have the right to competitively bid the Tenant Finish Work.
Tenant shall pay Landlord's designated construction manager a construction management fee of five percent (5%) of the cost of the Tenant Finish Work.

                 C. Landlord shall permit Tenant and Tenant's agents to enter the Leased Premises after Landlord tenders possession of the Leased Premises to Tenant and prior to the Commencement Date in order that Tenant may perform the Tenant Finish Work through Tenant's own contractors. The foregoing license to enter prior to the Commencement Date is conditioned upon Tenant's workmen and mechanics working in harmony and not materially interfering with the labor employed by Landlord, Landlord's mechanics or contractors or with any other tenant or their contractors. Such license is further conditioned upon workers' compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms reasonably satisfactory to Landlord, being provided and at all times maintained by Tenant's contractors engaged in the performance of the Tenant Finish Work, and certificates of such insurance being furnished to Landlord prior to proceeding with the work and upon Tenant's workmen and mechanics complying with the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements. If at any time such entry shall cause material disharmony or interference to other tenants, contractors or labor for any reason whatsoever including, without limitation, strikes or other work stoppages and if Tenant has not caused such disharmony or interference to promptly cease following notice thereof to Tenant, then this license may be revoked by Landlord until such disharmony or interference ceases. Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of the Tenant Finish Work prior to or after the Commencement Date, the same being solely at Tenant's risk.

                 D. Tenant shall indemnify and hold Landlord harmless from and against any and all demands liability, liens, claims, losses, costs and expenses (including reasonable attorneys' fees) relating to or arising from the design, construction and installation of the Tenant Finish Work. Notwithstanding the fact that Landlord may, from time to time, review all applicable plans and specifications and monitor the progress of the Tenant Finish Work,

Landlord shall have no obligation or liability to Tenant relating to or arising from the workmanship or materials employed in the construction and preparation of the Tenant Finish Work and the related space planning and architectural services.

         38.     RENEWAL OPTIONS.

                 A. If there is no uncured Event of Default hereunder, Tenant shall have the right to renew the term of this Lease for two (2) additional periods of five (5) years each upon the same terms, conditions and provisions applicable to the primary term of this Lease (unless otherwise expressly provided herein), except that the Base Rental for each additional term of five (5) years shall be the product of (i) the number of rentable square feet then contained in the Leased Premises multiplied by (ii) an amount equal to the then prevailing market base rental rate per rentable square foot per annum (taking into consideration use, location and floor level, size of space, definition of rentable area, quality, age and location of the applicable building, Tenant's financial status, rental concessions, tenant improvements and refurbishment allowances, expense stop, moving allowances, architectural allowances, parking rental concessions, brokerage commissions, other inducements, the time the particular rate under consideration becomes effective and all other relevant factors) plus the then prevailing market riser fee (collectively, the Market Rental") charged for comparable office space and riser facilities in comparable buildings in the central business district of Dallas, Texas.

                 B. Tenant shall evidence its intent to exercise its right of renewal separately with respect to each renewer term by delivering to Landlord written notice ("Tenant's Notice") of Tenant's desire to renew the Term of this Lease as aforesaid at least nine (9) months (but not more than twelve (12) months) prior to the expiration of the then current Term of this Lease. Within thirty (30) days following delivery of Tenant's Notice, Landlord shall deliver to Tenant a written notice ("Landlord's Notice") specifying the Market Rental for the additional term of five (5) years in question. Tenant shall have sixty (60) days following delivery of Landlord's Notice in which to notify Landlord of Tenant's exercise of its rights to renew the Term hereof. Failure to notify Landlord within such period or to timely deliver Tenant's Notice shall automatically extinguish Tenant's rights to renew. Tenant shall have no right to renew the Term of this Lease following the expiration of the second renewal term of five (5) years detailed herein.

         39.     MISCELLANEOUS.

                 A. Provided Tenant complies with Tenant's covenants, duties and obligations hereunder, Tenant shall quietly have, hold and enjoy the Leased Premises subject to the terms and provisions of this Lease without hinderance from Landlord or any person or entity claiming by, through or under Landlord.

                 B. In any circumstance where Landlord is permitted to enter upon the Leased Premises during the Term of this Lease, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder or by law to go upon the Leased Premises, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of Tenant's obligations hereunder or grant Tenant any right of setoff or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction, all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Leased Premises that may be required or utilized in connection with such entry by Landlord.

                 C.       [Intentionally Deleted.]

                 D. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative, and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. Except as may be otherwise herein expressly provided, in all circumstances under this Lease where prior consent or permission of one (1) party ("first party") is required before the other party ("second party") is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of the first party; and it shall not constitute any nature of breach by the first party hereunder or any defense to the performance of any covenant, duty or obligation of the second party hereunder that the first party delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was prudent or reasonable or based on good cause.

                 E. In all instances where either party is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

                 F. The obligation of Tenant to pay all rental and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rental and other sums provided hereunder to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of Landlord not expressly herein set forth.

                 G. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

                 H. Landlord retains the exclusive right to create any additional improvements to structural and/or mechanical systems, interior and exterior walls and/or glass, which Landlord deems necessary without the prior consent of Tenant.

                 I. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective convenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in the county in which the Building is located.

                 J. The laws of the State in which the Building is located shall govern the interpretation, validity, performance and enforcement of this Lease.

                 K. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term of this Lease, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby.

                 L. Tenant waives the benefits of all existing and future rental control legislation and statutes and similar governmental rules and regulations, whether in time of war of not, to the extent permitted by law. In the event that any law, decision, rule or regulation of any governmental body having jurisdiction shall have the effect of limiting for any period of time the amount of rental or other charges payable by Tenant to any amount less than that otherwise provided pursuant to this Lease, the following amounts shall nevertheless be payable to Tenant: (i) throughout such period of limitation, Tenant shall remain liable for the maximum amount of rental and other charges which are legally payable (without regard to any limitation to the amount thereof expressed in this Lease except that all amounts payable by reason of this paragraph shall not in the aggregate exceed the total of all amounts which would otherwise be payable by Tenant pursuant to the terms of this Lease for the period of limitation), (ii) at the termination of such period of limitation, Tenant shall pay to Landlord, on demand but only to the extent legally collectible by Landlord, any amounts which would have been due from Tenant during the period of limitation but which were not paid because of such limiting law, decision, rule or regulation, and (iii) for the remainder of the Term of this Lease following the period of limitation, Tenant shall pay to Landlord all amounts due for such portion of the Term of this Lease in accordance with the terms hereof calculated as though there had been no intervening period of limitation.

                 M. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Leased Premises, and any emergency statutory or, any other statutory remedy.

                 N.       [Intentionally Deleted.]

                 O. No receipt of money by Landlord from Tenant after the expiration of the Term of this Lease, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

                 P. In the event of variation or discrepancy, Landlord's original copy of the Lease shall control.

                 Q. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.
The headings of the Paragraphs of this Lease have been inserted for convenience only and are not to be considered in any way in the construction or interpretation of this Lease.

                 R. Tenant agrees that Tenant shall from time to time upon request by Landlord and/or Landlord's Mortgagee execute and deliver to Landlord a statement in recordable form certifying (i) that the Lease is unmodified and in full force and effect (or, if there have been modifications that the same is in full force and effect as so modified), (ii) the dates to which rental and other charges payable under this Lease have been paid, and
(iii) that Landlord is not in default hereunder (or, if Landlord is in default, specifying the nature of such default). Tenant further agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord an instrument in recordable form acknowledging Tenant's receipt of any notice of assignment of this Lease by Landlord.

                 S. In no event shall Tenant have the right to create or permit there to be established any lien or encumbrance of any nature against the Leased Premises or the Building for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Any mechanic's lien filed against the Leased Premises or the Building for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged by Tenant within ten (10) days after the filing of the lien.

                 T. Whenever a period of time is herein prescribed for action to be taken by a party (other than the payment of rental), such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of the party required to take such action.

                 U. This Lease shall not be recorded by either party without the consent of the other.

                 V. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of the computation of rental, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

                 W. Whenever it is provided herein that a monetary sum shall be due to Landlord together with interest at the highest lawful rate, if at such time there shall be no highest rate prescribed by applicable law, interest shall be due at the rate of two percent (2%) in excess of Prime Rate as defined in Paragraph l.Q. hereof.

                 X. Tenant acknowledges that Landlord's agents and employees have made no representations or promises with respect to the Leased Premises or the Building except as herein expressly set forth, and Tenant further acknowledges that no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as herein expressly set forth.

                 Y. Tenant warrants that Tenant is, and shall remain throughout the Term of this Lease, authorized to do business and in good standing in the State in which the Building is located if such authorization is required by applicable law. Tenant agrees, upon request by Landlord, to furnish Landlord satisfactory evidence of Tenant's authority for entering into this Lease.

                 Z. In case it should be necessary or proper for Landlord to bring any action under this Lease (including specifically, without limitation, for the review of instruments evidencing a proposed assignment, subletting or other transfer by Tenant submitted to Landlord for consent) or the enforcement of any of Landlord's rights hereunder, Tenant agrees to pay to Landlord reasonable attorneys' fees whether suit be brought or not.

                 AA.      In the event Tenant requests from Landlord the
written consent of Landlord to any proposed action for which this Lease requires such consent, Landlord may require (in addition to the payment of reasonable attorney's fees) the payment by Tenant of a reasonable fee representing the administrative cost incurred by Landlord in processing such request, regardless of whether such consent is granted. Such fee shall be payable by Tenant at the time such request is made by Tenant.

                 BB.      Submission of this Lease for examination does not
constitute an offer, right of first refusal, reservation of, or option for, the Leased Premises or any other premises in the Building. This Lease shall become effective only upon execution and delivery by both Landlord and Tenant.

                 CC.      If Tenant is composed of more than one (1) person or
entity, each person and/or entity comprising Tenant shall be jointly and severally liable for the performance of the obligations of Tenant under this Lease, including specifically, without limitation, the payment of rental and all other sums payable hereunder.

                 DD.      Landlord shall have the right at any time to change
the name or street address of the Building and to install and maintain a sign or signs on the interior or exterior of the Building.

                 EE.      Any charges against Tenant by Landlord for services
or for work done on the Leased Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rental due and shall be included in any lien for rental.

                 FF.      If at any time during the Term of this Lease a tax or
excise on rental, a sales tax or other tax however described (except any inheritance, estate, gift, income or excess profit tax imposed upon Landlord) is levied or assessed against Landlord by any taxing authority having jurisdiction on account of Landlord's interest in this Lease, or the rentals or other charges payable hereunder, as a substitute in whole or in part for, or in addition to, the taxes described elsewhere in this paragraph. Tenant shall pay to Landlord as additional rental upon demand the amount of such tax or excise. In the event that any such tax or excise is levied or assessed directly against Tenant, Tenant shall pay the same at such times and in such manner as such taxing authority shall require.

                 GG.      Tenant has no right to protest the real estate tax
rate assessed against the Project and/or the appraised value of the Project determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a "Taxing Authority"). Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any Taxing Authority; and (c) appeal any order of a Taxing Authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release. If, notwithstanding any such waiver and release, Tenant files or otherwise appeals any such protest, then Tenant will be in default under this Lease and, in addition to Landlord's other rights and remedies, Tenant must pay or otherwise reimburse Landlord for all costs, charges and expenses incurred by, or otherwise asserted against, Landlord as a result of any tax protest or appeal by Tenant, including, appraisal costs, tax consultant charges and attorneys' fees (collectively, the "Tax Protest Costs"). If, as a result of Tenant's tax protest or appeal, the appraised value for the Project is increased above that previously determined by the Taxing Authority (such increase, the "Value Increase") for the year covered by such tax protest or appeal such year, the "Protest Year"), then Tenant must pay Landlord, in addition to all Tax Protest Costs, an amount (the "Additional Taxes") equal to the sum of the following: (i) the product of the Value Increase multiplied by the tax rate in effect for the Protest Year; plus (ii) the amount of additional taxes payable during the five (5) year period following the Protest Year, such amount to be calculated based upon the Value Increase multiplied by the tax rate estimated to be in effect for each year during such five (5) year period. Tenant must pay all Additional Taxes -- even those in excess of Tenant's proportionate share and which may relate to years beyond the term of this Lease. The Additional Taxes will be conclusively determined by a tax consultant selected by Landlord, without regard to whether and to what extent Landlord may be able in years following the Protest Year to reduce or otherwise eliminate any Value Increase. All Tax Protest Costs and Additional Taxes must be paid by Tenant within five (5) days following written demand by Landlord.

         40. ENTIRE AGREEMENT AND BINDING EFFECT. This Lease and any contemporaneous workletter, addenda or exhibits signed by the parties constitute the entire agreement between Landlord and Tenant; no prior written or prior contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment, subletting and other transfer by Tenant.

                 EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in Paragraph 1.A. hereof.

                                        LANDLORD:

                                        BEVERLY HILLS CENTER LLC,
                                        a California limited liability company

                                        By: ___________________________________
                                        Name: _________________________________
                                        Title: ________________________________

                                        TENANT

                                        STAR VENDING, INC.,
                                        a Nevada corporation

                                        By: ___________________________________
                                        Name: _________________________________
                                        Title: ________________________________

                                   Exhibit A

                          (Diagram of Leased Premises)



                                   [GRAPHIC]





































                            Exhibit A - Page 1 of 1

                                   Exhibit B

Being a tract of land situated in the City of Dallas, Dallas County, Texas; and being all of Lot 1 and part of Lot 2 in Block 263 of Burks Addition, as recorded in Volume W, Page 800 of the Deed Records of Dallas County, Texas; and also being that tract of land conveyed to Louis Cerf, as recorded in Volume 2044, Page 577 of the Deed Records of Dallas County, Texas; and being all of former Federal Street between Crockett Street and Leonard Street abandoned by City of Dallas Ordinance No. 17025 and being part of Block 316, as conveyed to Provident Investment Company by deed dated June 14, 1977, and recorded in Volume 77177, Page 204 of the Deed Records of Dallas County, Texas; and being more particularly described as follows:

BEGINNING at the intersection of the northeasterly line of Crockett Street (variable width) and the north cut-off line between the northwesterly line of Bryan Street and said northeasterly line of Crockett Street;

THENCE North 47[degree]10'35" West along said northeasterly line of Crockett Street a distance of 134.10 feet to an angle point; said point being the most westerly corner of Block 263;

THENCE North 39[degree]05'39" West a distance of 21.41 feet to an angle point; said point being the most southerly corner of Block 316;

THENCE North 45[degree]06'53" West a distance of 70.95 feet to a point for corner;

THENCE North 44[degree]49'25" East along the northwesterly line of said Provident Investment Company tract and the southeasterly line of a tract of land conveyed to the Dallas Independent School District by deed dated May 3, 1977, a distance of 155.75 feet to a point for corner in the southwesterly line of Leonard Street (variable width);

THENCE South 45[degree]07'10" East along said southwesterly line of Leonard Street a distance of 234.43 feet to a point for corner; said point being the intersection of said southwesterly line of Leonard Street and the west cut-off line between said northwesterly line of Bryan Street and said southwesterly line of Leonard Street;

THENCE South 20[degree]16'36" West along said west cut-off line a distance of
5.50 feet to a point for corner; said point being the intersection of said west cut-off line and said northwesterly line of Bryan Street;

THENCE South 45[degree]00'00" West along said northwesterly line of Bryan Street a distance of 137.84 feet to a point for corner; said point being the intersection of said northwesterly line of Bryan Street and said north cut-off line between said northwesterly line of Bryan Street and said northeasterly line of Crockett Street;

THENCE South 88[degree]54'43" West along said north cut-off line a distance of
14.41 feet to the POINT OF BEGINNING and containing 36,753 square feet, or
0.8437 acres, more or less.

















                            Exhibit B - Page 1 of 1

                                   Exhibit C

RULES AND REGULATIONS

         1. Landlord shall provide Tenant with fifteen (15) keys. Thereafter, Tenant shall pay a reasonable amount fixed by Landlord from time to time for each additional key issued by Landlord to Tenant for Tenant's offices, and upon termination of this Lease, Tenant agrees to return all keys to Landlord.

         2. Landlord shall provide and maintain in a conspicuous place in the Building an alphabetical directory board of the tenants. No other directories shall be permitted, unless previously consented to by Landlord in writing.

         3. Tenant shall refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including, without limitation, installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         4. Movement in and out of the Building of furniture, office equipment or other bulky materials, or movement through Building entrances or lobby, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance of any such movement. Such prearrangements initiated by Tenant shall include determination by Landlord, and subject to Landlord's decision and control, of the time, method and routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all such damage, injury or loss, including attorney's fees.

         5. No signs, advertisements or notices shall be allowed in any form on windows or doors inside or outside the Leased Premises or any other part of the Building, and no signs except in uniform location and uniform styles fixed by Landlord shall be permitted on exterior identification pylons, if any, in the public corridors or on corridor doors or entrances to the Leased Premises. All signs shall be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant shall be billed and pay for such service accordingly upon








                            Exhibit C - Page 1 of 3
demand. No nails, hooks or screws shall be driven or inserted in any part of the Building, except by the maintenance personnel of the Building, nor shall any part be defaced by tenants.

         6. No draperies, shutters, or other window covering shall be installed on exterior windows or walls or windows and doors facing public corridors without Landlord's written approval. Landlord shall have the right to require installation and continued use of uniform window covering for such windows.

         7. No portion of the Leased Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

         8. Tenant shall not place, install or operate in the Leased Premises or in any other part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosive or hazardous materials, fluid or substance without the prior written consent of Landlord.

         9. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises or public rooms regardless of whether such loss occurs when any such area is locked against entry or not.

         10. No birds or animals shall be brought into or kept in or about the Leased Premises or any other part of the Building.

         11. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant's agents, employees or invitees. In the event any of Landlord's employees perform any such services, such employee shall be deemed to be the agent of any such tenant regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from and all liability in connection with any such services and any associated injury or damage to person or property.

         12. Landlord shall not permit entrance to Tenant's offices by use of pass keys controlled by Landlord to any person at any time without written permission of Tenant, except employees contractors or service personnel directly supervised by Landlord and employees of the United States Postal Service.

         13. None of the entries, sidewalks, vestibules, elevator shafts, passages, doorways or hallways and similar areas shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into such areas, or such areas be used at any time for any purpose except for ingress or egress by Tenant, Tenant's agents, employees or invitees to and from the Leased Premises and for going from one to another part of the Building.

         14. Tenant and Tenant's employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the premises or parking facilities surrounding the Building.

         15. Landlord shall have the right to prescribe the weight and position of safes, computers and other heavy equipment which shall, in all cases, in order to distribute their weight,











                            Exhibit C - Page 2 of 3
stand on supporting devices approved by Landlord. All damage done to the Leased Premises or to the Building by placing in or taking out any property of Tenant, or done by Tenant's property while in the Leased Premises or the Building, shall be repaired immediately at the sole expense of Tenant.

         16. To insure orderly operation of the Building, no ice, minerals or other water, towels, newspapers, etc, shall be delivered to the Leased Premises except by persons approved by Landlord in advance in writing.

         17. Should Tenant require telegraphic, telephonic, annunciator or other communication services, Landlord shall direct all service personnel where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without the prior written consent of Landlord.

         18. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant, or Tenant's agents or employees shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

         19. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants, or persons having business with them.

         20. Landlord specifically reserves the right to refuse admittance to the Building from 7 p.m. to 7 a.m. daily, or on Sundays or on legal holidays, to any person or persons who cannot furnish satisfactory identification, or to any person or persons who, for any other reason in Landlord's reasonable judgment, should be denied access to the premises. Landlord, for the protection of the tenants and their effects, may prescribe hours and intervals during the night, on Sundays and holidays, when all person entering and departing the Building shall be required to enter their names, the offices to which they are going or from which they are leaving, and the time of entrance or departure in a register provided for that purpose by Landlord.

         21. Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in Landlord's judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon such tenant in like manner as if originally prescribed.









                            Exhibit C - Page 3 of 3

                                   EXHIBIT D

                    [Emergency Generator and HVAC Locations]






















                            Exhibit D - Page 1 of 1

                                   Exhibit E

                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         THIS NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement"), made and entered into as of this ___ day of _______________, 199 _, by and between ______________ ("Mortgagee"), and _________________, ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Tenant entered into a certain _____________ dated _____________, with _____________ ("Landlord"), a _____________ corporation
(the "Lease Agreement"), covering certain premises more particularly described therein (the "Demised Premises");

         WHEREAS, Mortgagee is the holder of a lien and security interest (collectively, the "Lien") upon the Demised Premises.

         WHEREAS, Tenant has requested Mortgagee to agree not to disturb Tenant's rights in the Demised Premises in the event that Mortgagee should elect to foreclose upon the lien created under and by virtue of the Lien for any reason, provided that Tenant is not in default under the Lease Agreement and, provided further, that Tenant attorns to Mortgagee in any such event; and

         WHEREAS, Mortgagee is willing to so agree on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the recitals set forth above, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties hereto agree as follows:

         1. That the Lease Agreement and all rights of Tenant thereunder are subject and subordinate to the Lien, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of the Lien. This provision is hereby declared to be self-operative and no further instruments shall be required to effect such subordination. Tenant shall, however, upon demand at any time or times, execute acknowledge and deliver to Mortgagee any and all instruments and certificates that in the judgment of Mortgagee may be necessary or proper to confirm or evidence such subordination.

         2. That, provided Tenant complies with this Agreement and is not in default under the terms of the Lease Agreement or in the payment of sums due thereunder or in the performance of any of the terms, covenants or provisions on its part to be performed under the Lease Agreement, as of the date Mortgagee commences a foreclosure action, or at any time thereafter, no default under the Lien, and no proceedings to foreclose the same shall disturb or interfere with Tenant's rights under the Lease Agreement, and the Lease Agreement shall not be terminated, nor shall Tenant's use, possession or enjoyment of the Demised Premises be interfered with, and notwithstanding any such foreclosure or other acquisition of the Demised Premises by Mortgagee or any other party acquiring the Demised Premises upon foreclosure sale, or upon sale in lieu thereof, the Lease Agreement shall be recognized as a direct agreement from










                            Exhibit E - Page 1 of 4

Mortgagee or any other party acquiring the Demised Premises upon foreclosure sale, or upon sale in lieu thereof, except that Mortgagee, or any subsequent owner, and their respective heirs, personal representatives, successors and assigns, shall not be (a) liable for any act or omission of Landlord under the Lease Agreement (b) subject to any offsets or defenses which Tenant might have against Landlord under the Lease Agreement, (c) be liable for the return of any security deposit or prepaid rental delivered by Tenant to Landlord under the Lease Agreement, except to the extent same has been actually delivered to Mortgagee, or (d) bound by any previous modification of the Lease Agreement or by any previous payment of any sums due to Landlord thereunder for a period greater than one (1) month in advance, unless such modification or prepayment shall have been expressly approved in writing by Mortgagee, provided that Mortgagee or any other party acquiring the Demised Premises upon foreclosure sale, or upon sale in lieu thereof, shall assume the obligations of Landlord under the Lease Agreement, provided that upon a subsequent sale or other transfer of the Demised Premises, such parties so assuming the obligation of Landlord shall be released and relieved of the obligations so assumed under the Lease Agreement accruing from and after the date of such subsequent sale or other transfer of the Demised Premises.

         3. That if the interest of Landlord under the Lease Agreement shall be transferred by reason of foreclosure or other proceedings for enforcement of the Lien, Tenant shall be bound to Mortgagee or any purchaser at a foreclosure sale, or upon sale in lieu thereof, under all of the terms, covenants and conditions of the Lease Agreement for the balance of the term therefor with the same force and effect as if the purchaser were Landlord under the Lease Agreement, and Tenant does hereby attorn to such purchaser, as Landlord, under the Lease Agreement, said attornment to be effective and self-operative without the execution of any further instruments upon such purchaser succeeding to the interest of Landlord under the Lease Agreement, provided that from and after the date of such succession, such purchaser shall assume the obligations of Landlord under the Lease Agreement and, provided further, that upon the subsequent sale or other transfer of the Demised Premises, such purchaser shall be released and relieved of the obligations of Landlord under the Lease Agreement accruing from and after the date of such subsequent sale or other transfer of the Demised Premises.

         4. That Tenant shall from and after the date hereof furnish to Mortgagee any notice request, demand or document of any nature whatsoever which Tenant is obligated to furnish to Landlord under the terms of the Lease Agreement at the same time any such notice, request, demand or document is furnished to Landlord.

         5. That Tenant hereby agrees that from and after the date hereof in the event of any act or omission by Landlord under the Lease Agreement which would give Tenant the right, either immediately or after the lapse of a period of time to terminate the Lease Agreement, Tenant shall not exercise any such right (a) until it shall have given written notice of such act or omission to Mortgagee, and (b) (i) for monetary defaults, until thirty (30) days shall have elapsed following such giving of notice, or (ii) for non-monetary defaults, until a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when Mortgagee, at its option, shall, following the giving of any such notice, have elected to remedy such act or omission, or to cause the same to be remedied, and shall thereafter commence to remedy such act or omission, or to cause the same to be remedied and pursue the same with reasonable diligence to completion.












                            Exhibit E - Page 2 of 4

         6. In the event of the termination of the Lease Agreement, or of any succeeding lease agreement made pursuant to the provisions of this paragraph, prior to its stated expiration date, Tenant will enter into a new lease agreement with Mortgagee or its designee for the remainder of the term, effective as of the date of such termination, on the same terms, covenants and provisions, provided that Mortgagee makes written request upon Tenant for such new lease agreement within sixty (60) days from the date of such termination. Notwithstanding the foregoing, to the extent Tenant exercises its right to terminate the Lease pursuant to the express terms of the Lease, Tenant shall not be obligated to enter into a new lease agreement with Mortgagee or its designee.

         7. That Tenant shall not modify, amend, cancel or terminate the Lease Agreement without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed and any attempt to do so shall be void; provided, however, Tenant may cancel or terminate the Lease Agreement for cause in accordance with the provisions of the Lease Agreement, and subject to the provisions of this Agreement, without the prior written consent of Mortgagee.

         8. That any notice which may or is required to be given hereunder shall be in writing and shall be deemed given (i) when delivered (if delivered by hand), or (ii) whether actually received or not, if orderly delivery of mail has not been disrupted or threatened, when deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, or (iii) when delivered to the courier (if sent by recognized overnight courier), addressed to Mortgagee or Tenant, as the case may be, at the addresses set forth after their respective names below, or at such different addresses as they shall have theretofore advised the other in writing in accordance herewith.

If intended for Mortgagee:

                 _______________________________
                 _______________________________
                 _______________________________

If intended for Tenant:


                 _______________________________
                 _______________________________
                 _______________________________


         9. That no modification, amendment, waiver or release of any provision of this Agreement or any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purposes whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

         10. That this Agreement shall inure to the benefit of the parties hereto, and their respective successors and assigns; provided, however, the right of assignment of Tenant and its successors and assigns shall be limited by the terms of the Lease Agreement.





                            Exhibit E - Page 3 of 4

       11. That Tenant agrees that this Agreement satisfies any condition or requirement in the Lease Agreement relating to the granting of a non-disturbance agreement.

       12. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                        MORTGAGEE:

                                        _______________________________

                                        By_____________________________
                                        Name:__________________________
                                        Title:_________________________


                                        TENANT:

                                        ________________________________

                                        By _____________________________
                                        Name: __________________________
                                        Title: _________________________



         Landlord agrees for itself, its successors and assigns, that this Agreement does not (a) constitute a waiver by Mortgagee of any of its rights under the Lien, and (b) in any way release Landlord as grantor under the Lien from its obligations to comply with the terms, covenants and provisions thereof, and of the Lease Agreement, and that the provisions thereof and of the Lease Agreement remain in full force and effect and must be complied with by Landlord.

                                        LANDLORD:


                                        ________________________________

                                        By _____________________________
                                        Name: __________________________
                                        Title: _________________________













                            Exhibit E - Page 4 of 4